Exhibit 99.1

 Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas NV  89109
Investor Relations:  (800) 362-1460
TRADED: NYSE Amex – RIV
www.rivierahotel.com

FOR FURTHER INFORMATION

AT THE COMPANY	INVESTOR RELATIONS
Phil Simons, Treasurer and CFO	Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice	(208) 241-3704 Voice
(702) 794-9442 Fax	(208) 232-5317 Fax
Email: psimons@theriviera.com	Email: betsytruax_hartman@msn.com

FOR IMMEDIATE RELEASE

RIVIERA MISSES INTEREST PAYMENT AND
REPORTS RESULTS FOR FOURTH QUARTER 2008

LAS VEGAS, NV – March 31, 2009 -- Riviera Holdings Corporation (“Riviera” or the “Company”) (NYSE Amex: RIV) today reported that the Company did not pay the approximately $4 million interest due March 30, 2009 and also reported the financial results for the three- and twelve-month periods ended December 31, 2008.

Riviera’s current debt consists of a seven-year $225 million term loan which matures on June 8, 2014 (the “Term Loan”) and a $20 million five-year revolving credit facility (the “Revolving Credit Facility” together with the “Term Loan”, the “New Credit Facility”).  On February 26, 2009, the Company received a notice of default on its New Credit Facility (see Note 10 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities Exchange Commission on March 31, 2009) from Wachovia Bank, National Association (“Wachovia”), the administrative agent.  The notice of default (the “Notice”) relates to our New Credit Facility and is the result of the Company’s failure to provide a Deposit Account Control Agreement (a “DACA”) from each of the Company’s depository banks per a request made by Wachovia to the Company on October 14, 2008.  The DACA that Wachovia requested the Company to execute was in a form that the Company ultimately determined to contain unreasonable terms and conditions as it would enable Wachovia to access all of the Company’s operating cash and order it to be transferred to a bank account specified by Wachovia.  The Notice further provides that as a result of the default, the Company will no longer have the option to request LIBOR Rate loans. As a result of losing the availability of LIBOR Rate loans under the New Credit Facility, the interest rate on the Term Loan will increase from approximately 7.5 percent to 8.5 percent and the interest rate for the Revolving Credit Facility will remain the same.

Riviera Reports Results for Fourth Quarter 2008
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On March 25, 2009, we engaged XRoads Solution Group LLC as our financial advisor.  Based on an extensive analysis of our current and projected liquidity, and with our financial advisor’s input, we determined it was in the best interests of the Company to not pay the accrued interest of approximately $4 million on our $245 million New Credit Facility, which was due March 30, 2009.   Consequently, we elected not to make this interest payment.  The Company’s failure to pay interest due on any loan within our New Credit Facility within a three-day grace period from the due date is an event of default under our New Credit Facility.  We do not plan to pay the interest due within the three-day grace period.  As a result of this event of default, the Company's lenders have the right to seek to charge additional default interest in the amount of 2 percent on the Company’s outstanding principal and interest under our credit agreement (the “Credit Agreement”), and automatically charge additional default interest of 1 percent on any overdue amounts under the interest rate swap agreement (the “Swap Agreement”) we entered in conjunction with our New Credit Facility.  These default rates are in addition to the interest rates that would otherwise be applicable under the Credit Agreement and Swap Agreement.  We believe that the Company’s lenders will seek to apply these higher default interest rates as a result of the Company’s failure to make the interest payment due on March 30, 2009.

We have entered into discussions with Wachovia to negotiate a waiver or forbearance regarding the Notice and the anticipated payment default and an anticipated going concern default (see discussion below).  If we are not successful in negotiating a waiver or forbearance agreement with the Company’s lenders regarding the Notice and the anticipated payment and going concern defaults, Wachovia and the lenders under the New Credit Facility would have the ability to: i) accelerate repayment of all amounts outstanding under the New Credit Facility ($227.5 million at December 31, 2008): ii) commence foreclosure on some or all of our assets securing the outstanding balance under the New Credit Facility; or iii) exercise other rights and remedies granted under the New Credit Facility as may be available pursuant to applicable law.  In addition, under our interest rate swap agreement, Wachovia can terminate the interest rate swap agreement and accelerate repayment of the amount outstanding under that agreement ($30.2 million at December 31, 2008).  If the New Credit Facility and interest rate swap indebtedness were to be accelerated, we would be required to refinance or restructure the payments on that debt.  We cannot assure you that we would be successful in completing a refinancing or consensual out-of-court restructuring, if necessary.  If we were unable to do so, we would likely be compelled to seek protection under Chapter 11 of the U. S. Bankruptcy Code.

Our independent registered public accounting firm has included an explanatory paragraph that expresses substantial doubt as to our ability to continue as a going concern in their audit report contained in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities Exchange Commissions earlier today.

William L. Westerman, Chairman and CEO of Riviera Holdings Corporation, said, “The decision not to pay our accrued interest was both difficult and unpleasant.  We have always prided ourselves on paying all our obligations on a timely basis.  However, in view of the continuing devastating competitive pressure on room rates, the rapidly depreciating convention attendance in the Las Vegas market, and the input of our financial advisor, we determined it was imperative and in the best interests of our Company to maximize our liquidity by retaining the funds that would have been employed to pay the first quarter interest.”

Riviera Reports Results for Fourth Quarter 2008
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“Both our Las Vegas and Black Hawk properties are generating positive free cash flow and this, combined with our cash balances, will help insure that we continue to pay all our operating costs on a timely basis and fund maintenance capital expenditures.  There will be no effect on our team members, vendors and most importantly, our customers.  Our lenders and the Company are well aware of the necessity of resolving this situation in an expeditious manner to preserve the long term viability and value of the Company.  Our immediate priority is to address our untenable capital structure with our lenders and Wachovia with the goal of achieving a solution that either avoids the necessity for Chapter 11 proceedings or that results in a pre-negotiated plan of reorganization which would be confirmed through voluntary Chapter 11 proceedings.”

“The deteriorating trends in revenue and earnings experienced during the first three quarters of 2008 continued as evidenced by our fourth quarter results and accelerated during the first quarter of 2009.  We expect this situation to continue as long as competitors in the Las Vegas market follow a strategy of sacrificing ADR to maximize room occupancy and the decline in convention business is unabated.  In spite of this pessimistic outlook, we are confident that we will maintain sufficient cash flow to meet our operating obligations and maintain our properties. We expect to emerge through a restructuring with a capital structure which will enable the Company not only to survive, but to grow as the economy recovers and the competitive situation in Las Vegas returns to a more rational environment.”

Fourth Quarter 2008

 Net revenues for the fourth quarter of 2008 were $36.0 million, a decrease of $11.4 million, or 24 percent, from $47.4 million for the comparable period in the prior year.  Net revenues decreased due to a 23 percent net revenue reduction at Riviera Las Vegas and a 27 percent net revenue reduction at Riviera Black Hawk. Operating loss was $0.7 million compared to operating income of $4.7 million for the three months ended December 31, 2008 and 2007, respectively.  The decrease was due primarily to a 115 percent decline in operating results at Riviera Las Vegas and a 53 percent decline in operating results at Riviera Black Hawk.  Fourth quarter of 2008 operating results included $1.0 million in corporate payroll and related expenses, $0.2 million in equity compensation costs and $0.1 million in mergers, acquisitions and development costs.  These corporate costs and expenses were $0.7 million less than the same quarter the prior year.

Adjusted EBITDA(1) for the fourth quarter of 2008 was $3.6 million, a decrease of $4.9 million, or 58 percent, from $8.5 million for the comparable period in the prior year.  Adjusted EBITDA(1) consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairment costs, the effects of the accounting for our interest rate swap agreement and mergers, acquisitions and development costs, net, as described within footnote #1 to the financial summary table below.  Adjusted EBITDA(1) was 10 percent and 18 percent of net revenues for the three months ended December 31, 2008 and 2007, respectively.  The decrease in Adjusted EBITDA(1) was due to a 64 percent reduction in Adjusted EBITDA at Riviera Las Vegas and a 42 percent reduction in Adjusted EBITDA at Riviera Black Hawk.  Riviera Las Vegas and Riviera Black Hawk operating results are described below.

Riviera Reports Results for Fourth Quarter 2008
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Net loss for the fourth quarter of 2008 was $12.7 million, or $1.02 per share on a fully diluted basis, a decline of $6.6 million, compared to a net loss of $6.1 million, or $0.50 per share on a fully diluted basis, for the same period in the prior year.  Net losses included $5.2 million and $6.6 million in unrealized losses on derivatives for the fourth quarters ended December 31, 2008 and 2007, respectively.  The unrealized losses on derivatives had no effect on cash or cash equivalents and are the result of changes in the valuation of the interest rate swap derivative.  Additionally, net loss for the three months ended December 31, 2008 included a $2.4 million write-down of our deferred tax asset.  Currently, we do not believe that it is more likely than not that we can utilize the deferred tax assets. Therefore, a valuation allowance has been provided for our net deferred tax assets.

Twelve Months Ended December 31, 2008

Net revenues for the twelve months ended December 31, 2008 were $169.8 million, a decrease of $35.7 million, or 17 percent, from $205.5 million for the comparable period in the prior year.  Net revenues decreased due to a 16 percent net revenue reduction at Riviera Las Vegas and a 23 percent net revenue reduction at Riviera Black Hawk. Income from operations for the twelve months ended December 31, 2008 was $11.2 million, a decrease of $18.6 million, or 62 percent, from $29.8 million for the comparable period in the prior year. Income from operations decreased as a result of a 60 percent operating income reduction at Riviera Las Vegas and a 47 percent operating income reduction at Rivera Black Hawk.  Included in income from operations for the twelve-month period of 2008 was $3.9 million in corporate payroll and related expenses, $0.8 million in equity-based compensation costs and $0.2 million in mergers, acquisitions and development costs. These corporate costs and expenses were $1.5 million less than the same period the prior year.

Adjusted EBITDA(1) was $27.1 million, a decrease of $17.5 million, or 39 percent, from $44.6 million for the comparable period in the prior year.  Adjusted EBITDA(1) was 16 percent and 22 percent of net revenues for the twelve months ended December 31, 2008 and 2007, respectively.  Riviera Las Vegas and Riviera Black Hawk operating results are described below.

Net losses were $11.9 million, or $0.96 per share on a fully diluted basis, for the twelve months ended December 31, 2008 compared with $18.3 million, or $1.48 per share on a fully diluted basis, for the same period in 2007.  Net losses included a $2.4 million write-down of our deferred tax asset and a $12.9 million loss on the retirement of the 11 percent Notes for the twelve months ended December 31, 2008 and 2007, respectively. Additionally, net losses included a $3.6 million and $13.3 million in unrealized losses on derivatives for the twelve months ended December 31, 2008 and 2007, respectively.  The unrealized gains and losses on derivatives have no effect on cash or cash equivalents and are the result of changes in the valuation of the interest rate swap derivative.  Finally, net losses included $17.1 million and $21.9 million in interest expense, net of interest income, for the twelve months ended December 31, 2008 and 2007, respectively.  The decrease in interest expense, net of interest income, was due primarily to more favorable interest rate terms associated with our New Credit Facility which was executed in June 2007.

Riviera Reports Results for Fourth Quarter 2008
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Liquidity and Capital Resources

Riviera had cash and cash equivalents of $13.5 million as of December 31, 2008 and $20.5 million as of September 30, 2008.  In addition, Riviera had $2.8 million in restricted cash and investments as of December 31, 2008.  The Company’s cash and cash equivalents decreased by $7.0 million during the three months ended December 31, 2008 primarily as a result of a $5.4 million decrease in income from operations and $4.1 million in net cash used in investing activities.

As of December 31, 2008, Riviera was in compliance with the financial covenant set forth in the Credit Agreement.   The Consolidated Leverage Ratio (as defined in the Credit Agreement) was 8.4 for the four quarters ending December 31, 2008.  The maximum allowable Consolidated Leverage Ratio permitted under the Credit Agreement as of December 31, 2008 is 6.5.  However, the Consolidated Leverage Ratio test is applicable only if Riviera has more than $2.5 million outstanding on the Revolving Credit Facility.  As of December 31, 2008, Riviera had $2.5 million outstanding on the Revolving Credit Facility.

Forward –Looking Statements

In accordance with the "Safe Harbor" provisions (as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied in this news release.  Forward-looking statements include the words “may,” “aim,” “foresee,” “potential,” “should,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “projections” or “anticipate,” and similar words, and they include all discussions about our ongoing or future plans, objectives or expectations.  Risks and uncertainties that could cause actual results to differ materially from the results anticipated in the forward-looking statements include, among other factors: uncertain hotel and casino market conditions, financing requirements, interest rates, proposals for the acquisition of Riviera, increases in energy costs, economic and political instability, disruptions affecting expansion and modernization objectives and timetables, onerous regulatory requirements, fiscally burdensome planned or unplanned Capital Expenditures and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.  Forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from anticipated results, performance or achievements expressed or implied by the forward-looking statements.  We do not intend to update its forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings Corporation

Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera Holding Corporation’s stock is listed on the NYSE Amex, under the symbol RIV.

― Tables Follow ―

Riviera Reports Results for Fourth Quarter 2008
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Riviera Holdings Corporation
Financial Summary
(Amounts in thousands except per share amounts)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2008	2007	Var	%Var	2008	2007	Var	%Var
Net Revenues:
Riviera Las Vegas	$26,825	$34,908	$(8,083)	-23.2%	$128,031	$151,505	$(23,474)	-15.5%
Riviera Black Hawk	9,150	12,515	(3,365)	-26.9%	41,729	53,990	(12,261)	-22.7%
Total Net Revenues	35,975	47,423	(11,448)	-24.1%	169,760	205,495	(35,735)	-17.4%
Income From Operations:
Riviera Las Vegas	(648)	4,253	(4,901)	-115.2%	9,335	23,530	(14,195)	-60.3%
Riviera Black Hawk	1,159	2,449	(1,290)	-52.7%	6,739	12,653	(5,914)	-46.7%
Mergers, acquisitions and development costs, net	(87)	(163)	76	46.6%	(191)	(611)	420	68.7%
Equity-based compensation	(175)	(207)	32	15.5%	(795)	(966)	171	17.7%
Asset impairment	0	(72)	72	100.0%	0	(72)	72	100.0%
Corporate expenses	(957)	(1,535)	578	37.7%	(3,857)	(4,745)	888	18.7%
Total Income From Operations:	(708)	4,725	(5,433)	-115.0%	11,231	29,789	(18,558)	-62.3%
Adjusted EBITDA (1):
Riviera Las Vegas	2,197	6,023	(3,826)	-63.5%	18,748	30,166	(11,418)	-37.9%
Riviera Black Hawk	2,318	4,001	(1,683)	-42.1%	12,209	19,133	(6,924)	-36.2%
Corporate Expenses	(957)	(1,535)	578	37.7%	(3,857)	(4,745)	888	18.7%
Total Adjusted EBITDA	3,558	8,489	(4,931)	-58.1%	27,100	44,554	(17,454)	-39.2%
Adjusted EBITDA Margins (2):
Riviera Las Vegas	8.2%	17.3%	-9.1%		14.6%	19.9%	-5.3%
Riviera Black Hawk	25.3%	32.0%	-6.7%		29.3%	35.4%	-6.1%
Consolidated	9.9%	17.9%	-8.0%		16.0%	21.7%	-5.7%
Net income (loss) before tax provision	$(10,242)	$(6,140)	$(4,102)		$(9,416)	$(18,258)	$8,842
Income tax provision	(2,446)	0	(2,446)		(2,446)	0	(2,446)
Net (loss)	$(12,688)	$(6,140)	$(6,548)		$(11,862)	$(18,258)	$6,396

EARNINGS PER SHARE DATA:

Weighted average basic shares outstanding	12,412	12,326	86		12,393	12,309	84
Basic earnings (loss) per share	$(1.02)	$(0.50)	$(0.33)		$(0.96)	$(1.48)	$0.72

Weighted average diluted shares outstanding	12,412	12,326	86		12,393	12,309	84
Diluted earnings (loss) per share	$(1.02)	$(0.50)	$(0.33)		$(0.96)	$(1.48)	$0.72

(1)
Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairment loss on extinguishments of debt, the effects of the accounting for our interest rate swap agreement, and mergers, acquisitions and development costs, net, as shown in the reconciliation with net income in the tables below in this release.   Adjusted EBITDA is presented solely as a supplemental disclosure because we believe that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. We use property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of our business segment properties’ performance, including the evaluation of our operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of our operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report EBITDA or Adjusted EBITDA may calculate it in a different manner than we do. A reconciliation of net income (loss) to Adjusted EBITDA is included in the tables below in this release.

(2)	Adjusted EBITDA Margins represent Adjusted EBITDA divided by Net Revenues.

Riviera Reports Results for Fourth Quarter 2008
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Riviera Holdings Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
								Mergers
(Amounts in thousands)	Net	Income	Other	Operating		Asset	Equity	Acquisitions,
	Income	Tax	Income	Income	Depre-	Impair-	Based	Development	Management	Adjusted
	(Loss)	Provision	(Expense)*	(Loss)	ciation	ment	Comp	& Costs	Fee	EBITDA
Fourth Quarter 2008:
Riviera Las Vegas	$(637)	$-	$11	$(648)	$2,943	$-	$-	$-	$(98)	$2,197
Riviera Black Hawk	(156)	-	(1,315)	1,159	1,061	-	-	-	98	2,318
Corporate	(11,895)	(2,446)	(8,230)	(1,219)	-	-	175	87	-	(957)
	$(12,688)	$(2,446)	$(9,534)	$(708)	$4,004	$-	$175	$87	$-	$3,558

Fourth Quarter 2007:
Riviera Las Vegas	$4,293	$-	$40	$4,253	$2,271	$-	$-	$-	$(501)	$6,023
Riviera Black Hawk	1,092	-	(1,357)	2,449	1,051	-	-	-	501	4,001
Corporate	(11,525)	-	(9,548)	(1,977)	-	72	207	163	-	(1,535)
	$(6,140)	$0	$(10,865)	$4,725	$3,322	$72	$207	$163	$-	$8,489

Twelve Months Ended December 31, 2008:
Riviera Las Vegas	$9,383	$-	$48	$9,335	$10,599	$-	$-	$-	$(1,186)	$18,748
Riviera Black Hawk	1,488	-	(5,251)	6,739	4,284	-	-	-	1,186	12,209
Corporate	(22,733)	(2,446)	(15,444)	(4,843)	-	-	795	191	-	(3,857)
	$(11,862)	$(2,446)	$(20,647)	$11,231	$14,883	$-	$795	$191	$-	$27,100

Twelve Months Ended December 31, 2007:
Riviera Las Vegas	$23,715	$-	$185	$23,530	$9,143	$-	$-	$-	$(2,507)	$30,166
Riviera Black Hawk	5,785	-	(6,868)	12,653	3,973	-	-	-	2,507	19,133
Corporate	(47,758)	-	(41,364)	(6,394)	-	72	966	611	-	(4,745)
	$(18,258)	$0	$(48,047)	$29,789	$13,116	$72	$966	$611	$-	$44,554

Balance Sheet Summary
		Dec 31,	Dec 31,
		2008	2007
Cash and short term investments		$16,233	$31,591
Total current assets		22,384	40,211
Property and equipment, net		179,918	172,865
Total assets		$204,960	$218,462
Long-term debt, net of current portion		158	225,288
Total current liabilities		$263,595	$26,665
Total stockholders’ deficiency		$(58,793)	$(47,826)

* See pages 3 and 4

Riviera Reports Results for Fourth Quarter 2008
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RIVIERA HOLDINGS CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007
Revenues:
Casino	$20,199	$26,399	$91,261	$114,340
Rooms	10,847	13,614	52,408	59,890
Food and beverage	5,946	7,416	28,433	32,353
Entertainment	3,242	3,539	13,424	13,498
Other	1,679	1,591	6,815	6,632
Total Revenues	41,913	52,559	192,341	226,713
Less-promotional allowances	(5,938)	(5,136)	(22,581)	(21,218)
Net revenues	$35,975	$47,423	$169,760	$205,495
COSTS AND EXPENSES:
Direct costs and expenses of operating departments:
Casino	11,419	13,737	47,752	56,197
Rooms	5,773	6,502	25,418	28,121
Food and beverage	4,157	5,240	20,506	23,848
Entertainment	1,665	2,334	8,049	8,687
Other	270	317	1,241	1,360
Other operating expenses:
General and administrative	9,133	10,804	39,694	42,728
Mergers, acquisitions and development costs	87	163	191	611
Share-based compensation	175	207	795	966
Asset impairment	-	72	-	72
Depreciation and amortization	4,004	3,322	14,883	13,116
Total costs and expenses	36,683	42,698	158,529	175,706
INCOME (LOSS) FROM OPERATIONS	(708)	4,725	11,231	29,789
OTHER EXPENSE:
Interest expense, net	(4,361)	(4,237)	(17,091)	(21,897)
Loss on retirement of bonds	-	-	-	(12,878)
Decrease in value or derivatives	(5,173)	(6,628)	(3,556)	(13,272)
Total other expense	(9,534)	(10,865)	(20,647)	(48,047)
Income tax provision	(2,446)	0	(2,446)	0
NET LOSS:	$(12,688)	$(6,140)	$(11,862)	$(18,258)
LOSS PER SHARE DATA:
Shares used in calculating net income (loss) per common share:
Basic	12,412	12,326	12,393	12,309
Diluted	12,412	12,326	12,393	12,309
Net loss per common share:
Basic	$(1.02)	$(0.50)	$(0.96)	$(1.48)
Diluted	$(1.02)	$(0.50)	$(0.96)	$(1.48)